Exhibit 10.4

EXECUTION COPY

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of March 1, 2011, is entered into by and between Radiation Therapy Investments, LLC, a Delaware limited liability company (the “Company”), and Alejandro Dosoretz (the “Investor”).  Capitalized terms not defined herein shall have the meaning ascribed to such terms in that certain Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”), dated as of March 25, 2008.

WHEREAS, immediately prior to the execution of this Agreement, the Investor entered into that certain Membership Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Radiation Therapy Services International, Inc. (“RTSI”), Main Film B.V. (“MF”), Radiation Therapy Services, Inc., the Company, the Investor and Claudia Elena Kaplan Browntein de Dosoretz, pursuant to which the Investor agreed to sell certain Purchased Interests (as defined therein) to RTSI and MF in exchange for cash and 25 shares of common stock of Radiation Therapy Services Holdings, Inc. (the “Common Stock Consideration”); and

WHEREAS, the Investor and the Company wish the Investor to contribute the Common Stock Consideration to the Company in exchange for 13,660.4486 of the Company’s Preferred Units (the “Preferred Units”) and 258,955.1413 of the Company’s Class A Units (the “Class A Units”, and together with the Preferred Units, the “Investor Units”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Contribution of Common Stock Consideration for Investor Units.

(a)           Upon execution of this Agreement, the Investor will transfer and convey the Common Stock Consideration (endorsed in blank or accompanied by duly executed assignment documents) to the Company in exchange for the Company’s issuance to the Investor of the Investor Units (the “Exchange Consideration”).

(b)           The Investor represents and warrants to the Company that:

(i)            the Investor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Investor Units and the Investor is able to bear the economic risk of the investment in the Investor Units for an indefinite period of time because the Investor Units are subject to the transfer restrictions contained herein and have not been registered under the Securities Act or the securities laws of any state or other jurisdiction;

(ii)           the Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Investor Units and has had full access to such other information concerning the Company as the Investor has requested.  Investor has reviewed, or has had an opportunity to review a copy of the certificate of formation of the Company and the LLC Agreement;

(iii)          this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or equity)), and the execution, delivery, and performance of this Agreement by the Investor does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Investor is a party or any judgment, order, or decree to which the Investor is subject;

(iv)          the Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and the Investor Units to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of the Investor Units in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction; and

(v)           the Investor acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations in this Section 1(b) and hereby consents to such reliance.

(c)           The Company represents and warrants to the Investor that:

(i)            the Company is validly organized, existing and in good standing under the laws of Delaware, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under or with respect to this Agreement, and to issue the Investor Units to the Investor in accordance with the terms hereof and thereof;

(ii)           the execution, delivery and performance by the Company and the issuance of the Investor Units to the Investor in accordance with the terms hereof and thereof, are within its organizational powers and have been duly authorized by all necessary organizational action on the part of the Company;

(iii)          the authorized equity units of RTI consists of 10,283,955.1413 Class A Units, 526,262.5000 Class B Units, 967,848.8492 Class C Units and 546,182.2686 Preferred Units (collectively, the “Authorized Units”) of which 10,261,347.1413 Class A Units, 516,614.3368 Class B Units, 938,359.6682 Class C Units and 541,308.2661 Preferred Units are issued and outstanding, in each case, as of the date hereof after giving effect to the transactions contemplated by this Agreement; and

(iv)          this Agreement has been duly executed and delivered by the Company, and the Investor Units has been validly issued to the Investor in accordance with the terms hereof and thereof.  This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or equity)).

(v)          The Company is not acquiring the Common Stock Consideration with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

2.             Notices.                 Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by facsimile or electronic transmission or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated in the Company’ records.  Any notice under this Agreement will be deemed to have been given when so delivered or sent.

3.             General Provisions.

(a)           Definitions.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

(b)           Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or other electronic means will have the same effect as physical delivery of the paper document bearing the original signature.

(c)           Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

(d)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Investor, the Company and their respective successors and assigns (including subsequent holders of the Investor Units); provided that the rights and obligations of an Investor under this Agreement shall not be assignable except in connection with a transfer of Investor Units.

(e)           Choice of Law.  The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of law of the State of Delaware or any other jurisdiction which would result in the application of the law of any jurisdiction other then the State of Delaware.

(f)            Consent to Jurisdiction and Services of Process.  Any legal action, suit or proceeding arising under or related in any way to this Agreement, the relationship of the parties, the transactions leading to this Agreement or contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing may only be instituted in any state or federal court in the city of Fort Myers, Florida, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

(g)           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

(h)           Time is of the Essence.  The parties to this Agreement hereby expressly acknowledge and agree that time is of the essence for each and every provision of this Agreement.

(i)            Further Assurances.  Each of the parties to this Agreement shall, at the request of the other party, furnish, execute and deliver such documents, instruments, certificates, notices and further assurances as counsel for the requesting party shall reasonably deem necessary or desirable to effect complete consummation of this Agreement.

(j)            Specific Performance.  The parties to this Agreement acknowledge and agree that each would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, the parties hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(k)           Entire Agreement.  This Agreement and the agreements and documents referred to herein contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first written above.

RADIATION THERAPY INVESTMENTS, LLC

By:	/s/ Erin L. Russell
Name: Erin L. Russell
Title: Vice President

/s/ Alejandro Dosoretz
Alejandro Dosoretz